UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 15, 2008

                                   Cosi, Inc.
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                   (Exact Name of Registrant as Specified in Its Charter)

          Delaware                     000-50052                 06-1393745
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(State or Other Jurisdiction          (Commission               (IRS Employer
     of Incorporation)                File Number)           Identification No.)

1751 Lake Cook Road, 6th Floor; Deerfield, Illinois                60015
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(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code: (847) 597-8800


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          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) In conjunction with Christopher Carroll's termination of employment as Chief Marketing Officer and Executive Vice President of Cosi, Inc. (the "Company") on August 26, 2008, the Company entered into a Separation Agreement and General Release (the "Agreement") with Mr. Carroll on September 15, 2008. Pursuant to the Agreement, Mr. Carroll will receive severance payments in the aggregate gross amount of $58,615 less applicable withholding taxes and deductions, which represents twelve weeks' gross salary. All unvested shares of restricted stock held by Mr. Carroll were terminated. Under the Agreement, Mr. Carroll released the Company from any and all claims relating to his employment or otherwise, with limited exceptions. The Agreement also provides that Mr. Carroll will be subject to customary confidentiality and non-competition provisions.

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Cosi, Inc.

Date: September 19, 2008

                                        /s/ WILLIAM E. KOZIEL
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                                        Name: William E. Koziel
                                        Title: Chief Financial Officer